EXHIBIT 10.08

PUC DOCKET NO. 32289

JOINT PETITION OF EL PASO ELECTRIC COMPANY AND THE CITY OF EL PASO FOR APPROVAL OF FUEL-RELATED PROVISIONS OF RATE AGREEMENT	§ § § § §	PUBLIC UTILITY COMMISSION OF TEXAS

SETTLEMENT AGREEMENT BETWEEN THE STATE OF TEXAS

AND EL PASO ELECTRIC COMPANY

The State of Texas (“State”), by and through the Office of the Attorney General, Consumer Protection and Public Health Division, Public Agency Representation Section (“OAG”), and El Paso Electric Company (“EPE”), through its counsel, agree to the following terms in full settlement of the above-captioned proceeding. This settlement is a compromise of the positions either party would take in a fully litigated proceeding, and is not intended to express either party’s agreement with any ratemaking principle. Except as may be necessary to carry out the terms of this settlement, this agreement of the parties may not be used in any other proceeding as an admission or a characterization of the position of either party.

Terms of Settlement

1. The State agrees not to oppose the 2005 Rate Agreement between City of El Paso and EPE, and not to oppose the 2006 Stipulation among City, EPE, Border Steel and Public Utility Commission (“PUC”) Staff. The State’s testimony and motion for partial summary decision are to be withdrawn, and no ruling on the State’s motion is required. The State’s notice of intent to disclose confidential data becomes moot.

2. On March 31, 2010, EPE will present to the PUC Staff, the State (by and through the OAG), OPC and the City of El Paso its cost and revenue data, in accordance with the PUC’s earnings monitoring requirements, for the rate year ending on December 31, 2009. These parties may conduct reasonable informal discovery seeking further information, and EPE will answer all such questions with dispatch and in good faith. Within 30 days of EPE’s initial filing of earnings monitoring data, EPE, the Staff, the State, OPC and the City of El Paso shall decide whether a full base rate case is necessary. If any one of these parties notifies the others, in writing, that it wants to conduct a base rate case, the Company will file such a case in the cities with original jurisdiction and with the PUC, on or before July 1, 2010.

3. EPE agrees that, no later than July 1, 2010, it will begin crediting 90% of off-system sales margins to reconcilable fuel, for the benefit of customers, and agrees to continue crediting 90% of off-system sales margins to reconcilable fuel, at least through June 2015.

4. EPE agrees that, no later than July 1, 2010, it will begin treating its wheeling expenses and revenues associated with non-native load in accordance with then-existing PUC Rules and other substantive and procedural law.

5. Within 45 days of this agreement being adopted by the PUC, EPE will enter into good faith negotiations with UTEP regarding its existing supply contract(s).

6. EPE and the State, by and through the OAG, agree that paragraphs 3 and 4, above, shall be incorporated in the Commission’s final Order in this proceeding as findings of fact, solely for the purpose of memorializing that these two parties have agreed upon these matters. Neither the Commission nor its Staff shall be bound by EPE’s and the State’s agreement with respect to the proper treatment of off-system sales margins. If the Commission enters an order in this proceeding that is materially inconsistent with this Settlement Agreement, then the State or EPE may withdraw from the Agreement. If either party withdraws pursuant to this term, it shall not be deemed to have waived any procedural right or taken any substantive position on any fact or issue by virtue of its entry into the Agreement or its subsequent withdrawal, and the withdrawing party reserves the right to litigate the fuel-related provisions of the 2005 Rate Agreement.

Dated: October 17, 2006

FOR EL PASO ELECTRIC COMPANY	FOR THE STATE OF TEXAS

/s/ Gary Hedrick	GREG ABBOTT
GARY HEDRICK President & Chief Executive Officer El Paso Electric Company P.O. Box 982 El Paso, TX 79960 Voice: (915) 543-4020 FAX: (915) 521-4728	Attorney General of Texas
KENT C. SULLIVAN First Assistant Attorney General
EDWARD D. BURBACH Deputy Attorney General for Litigation
PAUL D. CARMONA Chief, Consumer Protection and Public Health Division
MARY T. HENDERSON Deputy Chief, Consumer Protection and Public Health Division

MARION TAYLOR DREW Public Agency Representation Section Chief

/s/ Bryan L. Baker

Bryan L. Baker

State Bar No. 00790256

Assistant Attorney General

Office of the Attorney General

P.O. Box 12548

Austin, Texas 78711

Voice: (512) 475-4237

FAX: (512) 322-9114

E-mail: bryan.baker@oag.state.tx.us

3